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                                                             EXHIBIT A
                                  IDENTITY AND BACKGROUND OF DIRECTORS AND EXECUTIVE OFFICERS
                                                                OF
                                                      AMERICAN RANGER, INC.


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                                                                                                                         Percentage
                                                                                Titles At             Aggregate #         of Common
                    Residence or              Principal Occupation              American              of Shares of          Stock
Name                Business Address             or Employment                 Ranger, Inc.           Common Stock Owned    Owned

David T. Chase      c/o Chase Enterprises    Chairman of the Board of      Chairmain of the Board of        None               0
                    One Commercial Plaza     Directors and President,      Directors, President and
                    Hartford, CT 06103       Chase Enterprises             Treasurer

Cheryl Chase        c/o Chase Enterprises    Executive Vice President,     Director, Executive Vice         None               0
Freedman            One Commercial Plaza     Chase Enterprises             President and Secretary
                    Hartford, CT 06103

Arnold L. Chase     c/o Chase Enterprises    Executive Vice President,     Director, Executive Vice         None              0
                    One Commercial Plaza     Chase Enterprises             President
                    Hartford, CT 06103
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